Exhibit 99.1

                    CERTIFICATION PURSUANT TO
                     18 U.S.C. SECTION 1350,
                      AS ADOPTED PURSUANT TO
          SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of Imagenetix, Inc. (the "Company") on Form 10-KSB for the year ending March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), We, William P. Spencer, Chief Executive Officer, President and Director and Debra L. Spencer, Secretary/Treasurer, Chief Financial Officer, Principal Accounting Officer and Director of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Date: 7/14/03                         /s/William P. Spencer
                                      William P. Spencer
                                      Chief Executive Officer
                                      President and director


Date: 7/14/03                         /s/Debra L. Spencer
                                      Debra L. Spencer
                                      Secretary/Treasurer, Chief Financial
                                      Officer, Principal Accounting Officer
                                      and director